CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Trustees of the
Allianz Variable Insurance Products Trust and
Allianz Variable Insurance Products Fund of Funds Trust:

We consent to the incorporation by reference of our reports dated February 25, 2009 relating to the December 31, 2008 financial statements and financial highlights of the Allianz Variable Insurance Products Trust and Allianz Variable Insurance Products Fund of Funds Trust, included in this Registration Statement on Form N-14 under the Securities Act of 1933.


/s/ KPMG LLP

Columbus, Ohio
August 3, 2009